USA Compression Partners, LP Series A Preferred Unit Conversions Illustrative Pro Forma Impact

1 © 2024 USA COMPRESSION PARTNERS, LP | CONFIDENTIAL Forward Looking Statements and Non-GAAP Financial Measures Forward Looking Statements This presentation contains forward-looking statements related to the operations of USA Compression Partners, LP (the “Partnership”) that are based on management’s current expectations, estimates, and projections about its operations. You can identify many of these forward-looking statements by words such as “believe,” “expect,” “intend,” “project,” “anticipate,” “estimate,” “continue,” “if,” “outlook,” “will,” “could,” “should,” or similar words or the negatives thereof. You should consider these statements carefully because they discuss our plans, targets, strategies, prospects, and expectations concerning our business, operating results, financial condition, our ability to make distributions, and other similar matters. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and other factors, some of which are beyond our control and are difficult to predict. These include risks relating to changes in general economic conditions, including inflation or supply chain disruptions; changes in economic conditions of the crude oil and natural gas industries, including any impact from the ongoing military conflict involving Russia and Ukraine; changes in the long-term supply of and demand for crude oil and natural gas; competitive conditions in our industry, including competition for employees in a tight labor market; changes in the availability and cost of capital, including changes to interest rates; renegotiation of material terms of customer contracts; actions taken by our customers, competitors, and third-party operators; and the factors set forth under the heading "Risk Factors" or included elsewhere that are incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission; and if applicable, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. As a result of such risks and others, our business, financial condition and results of operations could differ materially from what is expressed or forecasted in such forward-looking statements. Before you invest in our common units, you should be aware of such risks, and you should not place undue reliance on these forward– looking statements. Any forward-looking statement made by us in this presentation speaks only as of the date of this presentation. Unpredictable or unknown factors not discussed herein also could have material adverse effects on forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, information regarding the conversion of the Partnership’s Series A Preferred Units (“Preferred Units”) is for illustrative purposes only. As of January 15, 2024, we have received notification to convert 40,000 of the 500,000 Preferred Units to Common Units. We have not received notification from the holders of the Preferred Units to convert 50% or 100% of the Preferred Units to Common Units. Non-GAAP Financial Measures This presentation includes the non-U.S. generally accepted accounting principles (“non-GAAP”) financial measures of Distributable Cash Flow and Distributable Cash Flow Coverage Ratio. Distributable Cash Flow, a non-GAAP measure, is defined as net income (loss) plus non-cash interest expense, non-cash income tax expense (benefit), depreciation and amortization expense, unit-based compensation expense (benefit), impairment of compression equipment, impairment of goodwill, certain transaction expenses, severance charges, loss (gain) on disposition of assets, change in fair value of derivative instrument, proceeds from insurance recovery, and other, less distributions on the Preferred Units, and maintenance capital expenditures. The Partnership’s management believes Distributable Cash Flow is an important measure of operating performance because it allows management, investors, and others to compare the cash flows that the Partnership generates (after distributions on the Preferred Units but prior to any retained cash reserves established by the Partnership’s general partner and the effect of the Distribution Reinvestment Plan (“DRIP”)) to the cash distributions that the Partnership expects to pay its common unitholders. Distributable Cash Flow should not be considered an alternative to, or more meaningful than, net income (loss) or any other measure presented in accordance with GAAP. Moreover, Distributable Cash Flow as presented may not be comparable to similarly titled measures of other companies. The Partnership believes that external users of its financial statements benefit from having access to the same financial measures that management uses to evaluate the results of the Partnership’s business. Distributable Cash Flow Coverage Ratio, a non-GAAP measure, is defined as Distributable Cash Flow divided by distributions declared to common unitholders in respect of such period. We believe Distributable Cash Flow Coverage Ratio is an important measure of operating performance because it permits management, investors, and others to assess our ability to pay distributions to common unitholders out of the cash flows that we generate. Our Distributable Cash Flow Coverage Ratio as presented may not be comparable to similarly titled measures of other companies.

2 © 2024 USA COMPRESSION PARTNERS, LP | CONFIDENTIAL Notice by EIG Veteran Equity Aggregator, L.P., and FS Specialty Lending Fund (collectively “EIG”), of Partial Conversion of Series A Perpetual Preferred Units • On Friday, January 12, 2024, EIG elected to convert 40,000 Series A Perpetual Preferred Units (the “Preferred Units”) of the Partnership into Common Units representing limited partner interests in the Partnership (the “Conversion”). • EIG Veteran Equity Aggregator, L.P. filed a Form 144 with the US Securities and Exchange Commission on the same day. • The Conversion represents 8% (eight percent) of EIG’s Preferred Units. • Prior to the Conversion, EIG held 500,000 Preferred Units. • Following the Conversion, EIG holds 460,000 Preferred Units. • The EIG preferred to common conversion price is $20.0115/unit. • The Preferred Unit coupon rate is 9.75%. • USA Compression Partners, LP management provides the following illustrative summary to provide investors with the possible pro-forma impact to financial metrics. The conversion of 8% of EIG’s Preferred to Common Units has a de minimis effect on USAC’s financial metrics

Illustrative Pro Forma Examples of Potential Preferred Unit Conversions

	Three Months Ended September 30, 2023			
		Conversion of Preferred Units to Common Units		
($ in thousands)	As Reported on Form 10-Q	8% Election (4)	50% Assumption (5)	100% Assumption (5)
Distributable Cash Flow ("DCF") (1)	$ 71,574	$ 71,574	$ 71,574	$ 71,574
Pro Forma increase upon Preferred Unit Conversion	-	975	6,094	12,188
Pro Forma DCF (3)	**$ 71,574**	**$ 72,549**	**$ 77,668**	**$ 83,762**
Distributions for DCF Coverage Ratio (2)	$ 51,608	$ 51,608	$ 51,608	$ 51,608
Pro Forma increase upon Preferred Unit Conversion	-	1,049	6,559	13,117
Pro Forma Distributions for DCF Coverage Ratio (3)	**$ 51,608**	**$ 52,657**	**$ 58,167**	**$ 64,725**
Pro Forma DCF Coverage Ratio (3)	**1.39x**	**1.38x**	**1.34x**	**1.29x**

Conversion of the Series A Preferred Units:

- ✓ Enhances common unitholder liquidity.
- ✓ Slight increase to total distributions, less than $950,000 per quarter if 100% of Preferred Units were to be converted.
- ✓ Modestly reduces Distributable Cash Flow Coverage Ratio.

The conversion of the Preferred Units to Common Units has minimal impact on financial position

1. See definitions of Distributable Cash Flow and Distributable Cash Flow Coverage Ratio on Slide 1.
2. Represents distributions to the holders of the Partnership's common units as of the Q3 2023 record date.
3. Information used herein that is qualified as "pro forma" is presented on an illustrative basis assuming either 8%, 50%, or 100%, as applicable, of the Series A Preferred Units were converted to Common Units as of September 30, 2023, as provided for under the Second Amended and Restated Agreement of Limited Partners of the Partnership.
4. Information presented herein based on January 12, 2024 election by EIG to convert 40,000 Preferred Units to Common Units.
5. Information presented herein is for illustrative purposes only. EIG has not notified the Partnership of an election to convert 50% or 100% of the Series A Preferred Units as of January 15, 2024.

USA 25TH COMPRESSION

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© 2024 USA COMPRESSION PARTNERS, LP | CONFIDENTIAL

Non-GAAP Reconciliation of DCF and DCF Coverage Ratio

	Three Months Ended September 30, 2023			
		Pro Forma (3)		
	As Reported on	Conversion of Preferred Units to Common Units		
$ in thousands	Form 10-Q	8% Election (4)	50% Assumption (5)	100% Assumption (5)
Net income	**$ 20,902**	**$ 20,902**	**$ 20,902**	**$ 20,902**
Non-cash interest expense	1,819	1,819	1,819	1,819
Depreciation and amortization	64,101	64,101	64,101	64,101
Non-cash income tax benefit	(65)	(65)	(65)	(65)
Unit-based compensation expense	8,024	8,024	8,024	8,024
Severance charges	45	45	45	45
Gain on disposition of assets	(3,865)	(3,865)	(3,865)	(3,865)
Change in fair value of derivative instrument	(909)	(909)	(909)	(909)
Impairment of compression equipment	882	882	882	882
Distributions on Preferred Units	*(12,188)*	*(11,213)*	*(6,094)*	-
Maintenance capital expenditures	(7,172)	(7,172)	(7,172)	(7,172)
Distributable Cash Flow (1)	**$ 71,574**	**$ 72,549**	**$ 77,668**	**$ 83,762**
Maintenance capital expenditures	7,172	7,172	7,172	7,172
Severance charges	(45)	(45)	(45)	(45)
Distributions on Preferred Units	*12,188*	*11,213*	*6,094*	-
Changes in operating assets and liabilities	(40,817)	(40,817)	(40,817)	(40,817)
Net cash provided by operating activities	**$ 50,072**	**$ 50,072**	**$ 50,072**	**$ 50,072**
Distributions for DCF Coverage Ratio (2)	**$ 51,608**	**$ 52,657**	**$ 58,167**	**$ 64,725**
Distributable Cash Flow Coverage Ratio (1)	**1.39x**	**1.38x**	**1.34x**	**1.29x**

1. See definitions of Distributable Cash Flow and Distributable Cash Flow Coverage Ratio on Slide 1.
2. Represents distributions to the holders of the Partnership's common units as of the Q3 2023 record date.
3. Information used herein that is qualified as "pro forma" is presented on an illustrative basis assuming either 8%, 50%, or 100%, as applicable, of the Series A Preferred Units were converted to Common Units as of September 30, 2023, as provided for under the Second Amended and Restated Agreement of Limited Partners of the Partnership.
4. Information presented herein based on January 12, 2024 election by EIG to convert 40,000 Preferred Units to Common Units.
5. Information presented herein is for illustrative purposes only. EIG has not notified the Partnership of an election to convert 50% or 100% of the Series A Preferred Units as of January 15, 2024.

USA COMPRESSION

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© 2024 USA COMPRESSION PARTNERS, LP | CONFIDENTIAL